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                                                                   Exhibit 1(vi)

                              FOUNTAIN SQUARE FUNDS
                                AMENDMENT NO. 13
                            dated September 21, 1998
                                       to
                              DECLARATION OF TRUST

Effective November 1, 1998, the Declaration of Trust of Fountain Square Funds, a Massachusetts business trust, is amended as follows:

1.   Change the title of the Declaration of Trust to the following:

                  "DECLARATION OF TRUST
                    FIFTH THIRD FUNDS"

2. Strike Section 1 of Article I from the Declaration of Trust and substitute in its place the following:

     "Section 1. Name. This Trust shall be known as Fifth Third Funds."

3. Strike Section 2(b) of Article I from the Declaration of Trust and substitute in its place the following:

     "(b) The "Trust" refers to Fifth Third Funds;"

The remainder of Article I of the Declaration of Trust shall remain in effect as previously constituted.

4. Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

          "Section 5. Establishing and Designation of Series or Class. Without limiting the authority of the Trustees set forth in Article XII,
          Section 8, inter alia, to establish and designate any additional Series or Class, or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust shall be, and hereby are, established and designated as:
                           Fifth Third Balanced Fund:
                              Investment A Shares;
                              Investment C Shares;
                              Institutional Shares;
                           Fifth Third Bond Fund For Income;
                              Investment A Shares;
                              Investment C Shares;
                              Institutional Shares;


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                       Fifth Third Cardinal Fund;
                              Investment A Shares;
                              Investment C Shares;
                              Institutional Shares;
                       Fifth Third Commercial Paper Fund:
                              Investment A Shares;
                              Institutional Shares;
                       Fifth Third Equity Income Fund;
                              Investment A Shares;
                              Investment C Shares;
                              Institutional Shares;
                       Fifth Third Government Cash Reserves Fund:
                              Investment A Shares;
                              Institutional Shares;
                       Fifth Third International Equity Fund:
                              Investment A Shares;
                              Investment C Shares;
                              Institutional Shares;
                       Fifth Third Mid Cap Fund:
                              Investment A Shares;
                              Investment C Shares;
                              Institutional Shares;
                       Fifth Third Municipal Bond Fund;
                              Investment A Shares;
                              Investment C Shares;
                              Institutional Shares;
                       Fifth Third Ohio Tax Free Bond Fund:
                              Investment A Shares;
                              Investment C Shares;
                              Institutional Shares;
                       Fifth Third Pinnacle Fund;
                              Investment A Shares;
                              Investment C Shares;
                              Institutional Shares;
                       Fifth Third Quality Bond Fund:
                              Investment A Shares;
                              Investment C Shares;
                              Institutional Shares;
                       Fifth Third Quality Growth Fund:
                              Investment A Shares;
                              Investment C Shares;
                              Institutional Shares;
                       Fifth Third Tax Exempt Money Market Fund;
                              Investment A Shares;
                              Institutional Shares;


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                  Fifth Third U.S. Government Securities Fund:
                              Investment A Shares;
                              Investment C Shares;
                            Institutional Shares; and
                   Fifth Third U.S. Treasury Obligations Fund;
                              Institutional Shares.

The remainder of Section 5 of Article III of the Declaration of Trust shall remain in effect as previously constituted.

         The undersigned Secretary of Fountain Square Funds hereby certifies that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 21st day of September, 1998.

         WITNESS the due execution hereof this 22 day of October, 1998.

                                                        /S/ JEFFREY C. CUSICK
                                                        ---------------------
                                                        Jeffrey C. Cusick
                                                        Secretary

STATE OF OHIO                       )
                                    )
COUNTY OF  FRANKLIN                 )

         On October 22, 1998, there appeared before me the above-named Jeffrey
C. Cusick, to me personally known, who did acknowledge the foregoing instrument to be his free act and deed in his capacity as Secretary of FOUNTAIN SQUARE FUNDS, a Massachusetts business trust.


                                            --------------------------------
                                            Notary Public
                                            My Commission expires: __________


[NOTARIAL SEAL]